SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12



                           Z-TEL TECHNOLOGIES, INC.
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

i       Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
ii      Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
iii Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
        ------------------------------------------------------------------------
iv      Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
v       Total fee paid:
        ------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.      Amount Previously Paid:
        ------------------------------------------------------------------------
2.      Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
3.      Filing Party:
        ------------------------------------------------------------------------
4.      Date Filed:
        ------------------------------------------------------------------------

                           Z-TEL TECHNOLOGIES, INC.
                 601 South Harbour Island Boulevard, Suite 220
                             Tampa, Florida 33602



                                                                    May 4, 2000


TO OUR STOCKHOLDERS:

     You are cordially invited to attend our 2000 Annual Meeting of Stockholders, which will be held at the Wyndham Harbour Island Hotel, Tampa, Florida 33602, on Tuesday, May 30, 2000 at 1:00 p.m., local time.

     We believe that the Wyndham Harbour Island Hotel in Tampa will be an excellent venue for the first Annual Meeting of Stockholders since we became a publicly-traded company. I look forward to this opportunity to let you become better acquainted with our company, our directors and officers, our achievements and our exciting plans for the future.

     Please read these materials so that you'll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. That way, your shares will be voted as you direct even if you can't attend the meeting.


                                            D. GREGORY SMITH


                                            /s/ D. GREGORY SMITH
                                            --------------------
                                            CHIEF EXECUTIVE OFFICER AND
                                            CHAIRMAN OF THE BOARD

                           Z-TEL TECHNOLOGIES, INC.
                 601 South Harbour Island Boulevard, Suite 220
                             Tampa, Florida 33602


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2000


TO THE STOCKHOLDERS OF Z-TEL TECHNOLOGIES, INC.:



     TIME                  1:00 p.m., local time, on Tuesday, May 30, 2000

     PLACE                 Wyndham Harbour Island Hotel, Tampa, Florida 33602

     ITEMS OF BUSINESS     1.   To elect directors;

                           2. To approve an amendment to the company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors;

                           3.   To approve the company's 2000 Equity
                                Participation Plan; and

                           4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     RECORD DATE           You can vote if you were a stockholder of record on April 11, 2000.

     ANNUAL REPORT         Our 2000 Annual Report to Stockholders, which is not a part of this proxy statement, is enclosed.

     PROXY VOTING          It is important that your shares be represented and voted at the
                           Annual Meeting. Please vote by dating, signing and mailing the enclosed proxy card promptly in the enclosed postage paid
                           pre-addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                             By Order of the Board of Directors,



                                            /s/ JOHN M. HUTCHENS
                                            -----------------------------------
                                            JOHN M. HUTCHENS,
                                            CHIEF FINANCIAL OFFICER

May 4, 2000

                           Z-TEL TECHNOLOGIES, INC.
                 601 South Harbour Island Boulevard, Suite 220
                              Tampa, Florida 33602


                               -----------------
                                PROXY STATEMENT
                              -----------------
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 2000


TO THE STOCKHOLDERS OF Z-TEL TECHNOLOGIES, INC.                    May 4, 2000

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of Z-Tel Technologies, Inc. ("Z -Tel," the "company," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2000 Annual Meeting of Stockholders and at any adjournments or postponements thereof.


     You are invited to attend our Annual Meeting of Stockholders on May 30, 2000, beginning at 1:00 p.m., local time. The Annual Meeting will be held at the Wyndham Harbour Island Hotel, Tampa, Florida, 33602. Stockholders will be admitted beginning at 12:30 p.m.

     It is important that your proxy be returned promptly to avoid unnecessary expense to the company. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares of stock you own, please date, sign and return the enclosed proxy promptly.


                           ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including 1) the election of directors; 2) the Second Amendment to our Amended and Restated Certificate of Incorporation to provide for a classified board of directors (the "Second Amendment"); and 3) the approval of our 2000 Equity Participation Plan. In addition, our management will report on our performance during 1999 and respond to questions from stockholders.


WHEN ARE THESE MATERIALS BEING MAILED?


     This Proxy Statement, form of proxy and voting instructions are being mailed starting on approximately May 5, 2000.


WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 11, 2000, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting (or any adjournment or postponement thereof) the shares of common stock that they held on the record date. As of that date, there were 31,938,798 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $.01 per share (the "Common Stock"), are the only outstanding voting securities of the company.


WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting, but will not be counted for any other purpose. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions as to that item from the beneficial owner.


HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to our transfer agent, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote at the Annual Meeting either by delivering your completed proxy card in person or by voting instead by ballot. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.


CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     No, you must vote by completing and returning the enclosed proxy card in the enclosed postage page pre-addressed envelope, or by voting in person at the meeting.


CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may revoke the proxy and you may change your vote at any time before the proxy is exercised by filing with the Secretary of Z-Tel either a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later dated proxy, however, will be effective until received by us at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.


IF I SUBMIT A PROXY, HOW WILL MY SHARES BE VOTED?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.


WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board's recommendations are set forth, together with the description of each item, in this proxy statement. In summary, The Board recommends a vote:


     o   FOR election of the nominees for director positions (see page 4);

     o FOR approval of the Second Amendment to the company's Certificate of Incorporation to provide for a classified board of directors (see page
         6); and

     o FOR approval of the adoption of the company's 2000 Equity Participation Plan (see page 9).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.


WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

     APPROVAL OF SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION. The affirmative vote of a majority of the shares of outstanding Common Stock of the company entitled to vote is required for approval of the Second Amendment to the Certificate of Incorporation. A properly executed proxy marked "ABSTAIN" with respect to the Second Amendment will not be voted, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

     APPROVAL OF 2000 EQUITY PARTICIPATION PLAN AND OTHER ITEMS. For approval of the 2000 Equity Participation Plan and any other item of business to come before the meeting, the item will be approved if a majority of the votes cast on the matter are affirmative. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.


HOW WILL VOTES BE COUNTED?

     All votes will be tabulated by employees of American Stock Transfer & Trust Company, our transfer agent for the Common Stock, whose representatives will serve as one or more of the inspectors of election. Although abstentions and broker non-votes are each included in the determination of the number of shares present, they are not counted on any matters brought before the meeting.



WHO IS PAYING FOR THE PREPARATION AND MAILING OF THE PROXY MATERIALS AND HOW WILL SOLICITATIONS BE MADE?

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders and the company will reimburse such institutions for their out-of-pocket expenses.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, five directors are to be elected. Presently, all directors are elected annually for one year terms. If Proposal No. 2 is adopted at the meeting, then, to establish the classified terms for the members of the Board of Directors contemplated by the Second Amendment, there will be elected at the Annual Meeting one Class I director to serve an initial one year term, two Class II directors to serve an initial two year term, and two Class III directors to serve an initial three year term (or, in all cases, until their successors have been elected and qualified). As the term of each director expires, his or her successor will be elected to a three year term. If Proposal No. 2 is not approved, each director elected will serve a one year term as director until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. The Board of Directors has nominated the persons named below to stand for election at the 2000 Annual Meeting of Stockholders.

     Each of the proposed nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

     The persons named in the enclosed form of proxy intend, unless otherwise directed, to vote such proxy "FOR" the election of the nominees listed below. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the directors.


DIRECTORS STANDING FOR ELECTION

     LAURENCE S. GRAFSTEIN (CLASS I), 39, has been a director of Z-Tel since October 1999. Mr. Grafstein is a co-founder of Gramercy Communications Partners, a private equity fund based in New York specializing in telecommunications investments. Previously, he was head of the global telecommunications practice at Credit Suisse First Boston. He is currently a member of the Executive Committee of the Wall Street Division of the United Jewish Appeal and a member of the boards of the Arts Connection and the Jerusalem Foundation. Mr. Grafstein received his B.A. from Harvard University, his M. Phil from Balliol College of Oxford University and an LL.B from the University of Toronto Law.

     EDUARD J. MAYER (CLASS II), 47, has been a director of Z-Tel since July 1998 and vice president -- strategic alliances since July 1999. Mr. Mayer is the president of Acorn Ventures, Inc., a venture investment company. Mr. Mayer holds a Bachelor of Commerce from the University of Windsor and an M.B.A. from New York University.

     BUFORD H. ORTALE (CLASS II), 38, has been a director of Z-Tel since July 1998. Since 1996 Mr. Ortale has been the president of Sewanee Ventures, LLC, a private investment firm. From 1993 to 1996 Mr. Ortale was a director and then a managing director of NationsBanc Capital Markets Inc. He is a member of the board of directors of Digital Medical Systems. Mr. Ortale received his B.A. degree from The University of the South and an M.B.A. from Vanderbilt University.

     JEFFREY A. BOWDEN (CLASS III), 55, a founder of Z-Tel, has served as a director of Z-Tel since July 1998. Mr. Bowden is currently a director of the Boston Consulting Group. Mr. Bowden was vice president of Bell Atlantic Corporation from 1997 to 1998. Mr. Bowden was a vice president of The Nynex Corporation from 1994 to 1997 and vice president and a director of The Boston Consulting Group from 1988 to 1994. Mr. Bowden received his B.S. from the University of Michigan and his M.B.A. from the Harvard Graduate School of Business.

     D. GREGORY SMITH (CLASS III), 40, a founder of Z-Tel, has served as chairman of the board and chief executive officer of Z-Tel since its inception. Mr. Smith was a director of Premiere Technologies, Inc. from 1991 to 1997, executive vice president from 1994 to 1997 and vice president from 1991 to 1994. From 1987 to 1991, Mr. Smith was a management and financial consultant with Olympus Telecommunications, Inc. and Olympus Partners, Inc., companies that he founded. Mr. Smith has also held positions with NationsBank of Florida, N.A. and Chase Bank of Florida. Mr. Smith received his B.S. in Commerce from the University of Virginia.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held five formal meetings during 1999. In 1999, each incumbent Director other than Mr. Grafstein attended 100% of the total number of Board meetings. One Board meeting was held during 1999 while Mr. Grafstein was a director, which he was unable to attend. All other actions during the year were accomplished through unanimous written consents without a meeting.

     The Board of Directors has a standing Audit Committee and Compensation Committee, but does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation of the Company. See "Stockholder Proposals for Presentation at the 2001 Annual Meeting" for further information.

     The current members of the Audit Committee are Jeffrey A. Bowden and Douglas C. Williamson. The Audit Committee had one formal meeting during 1999 apart from meetings of the full Board of Directors. The Audit Committee's principal responsibilities are to recommend annually a firm of independent certified public accountants to the Board of Directors, to review the annual audit of the Company's financial statements and to meet with the independent certified public accountants of the Company from time to time in order to review the Company's internal controls and financial management practices.

     The current members of the Compensation Committee are Buford H. Ortale and Douglas C. Williamson. The Compensation Committee did not formally meet during 1999 apart from meetings of the full Board of Directors. The principal responsibilities of the Compensation Committee to date have been to serve as the committee responsible for administering the 1998 Equity Participation Plan, a function which in practice has been assumed by the full Board of Directors.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY -- ITEM 1 ON YOUR PROXY CARD.

PROPOSAL NO. 2 -- APPROVAL OF THE SECOND AMENDMENT TO OUR AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

     The Board of Directors has unanimously approved and recommended for stockholder approval the Second Amendment to our Amended and Restated Certificate of Incorporation to create a classified Board of Directors and make certain related changes. Under Delaware law, the Second Amendment would become effective upon stockholder approval and upon filing the Second Amendment with the Secretary of State of the State of Delaware. The background, reasons and effects of the proposal are set forth below, followed by a more detailed description of the proposal and how it would operate.


THE PROPOSAL

     We believe that Z-Tel may be vulnerable to certain tactics -- such as the accumulation of substantial voting blocks of our stock as a prelude to an attempt to gain control of the company or to effect significant corporate restructuring, a proxy fight and other similar devices -- which have become relatively more common in recent years. For the reasons discussed below, the Board of Directors believes that such tactics can be highly disruptive to the operation of a company and can result in dissimilar and unfair treatment of a company's stockholders. This proposal is being submitted to help protect Z-Tel from these kinds of tactics, but not in response to any pending or threatened attempt to acquire control of Z-Tel. Rather, the proposal is being submitted in order to help ensure that the company is adequately prepared for any such activities that might arise in the future.

     The Second Amendment provides that, at the 2000 Annual Meeting, our Board of Directors will be divided into three classes (denominated Class I, Class II and Class III), which shall be as nearly equal in number as possible. The directors in each class will hold office following their initial classification for terms of one year, two years and three years, respectively. Thus, the term of office of the Class I Directors will expire at the year 2001 Annual Meeting of Stockholders, the term of office of the Class II Directors will expire at the year 2002 Annual Meeting of Stockholders, and the term of office of the Class III Directors will expire at the year 2003 Annual Meeting of Stockholders. Thereafter, the successors to each class of directors shall be elected for three-year terms. If this proposal is not approved by the stockholders, the directors will be elected to serve for a term of one year and until their successors are elected and qualified.

     Under Delaware law, a director of a corporation with a classified board of directors may be removed by the stockholders only "for cause" unless the corporation's certificate of incorporation provides otherwise (ours does not). The Second Amendment would also provide that directors may be removed during their terms only "for cause," and only by affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class. In this context, the term "for cause" is not defined by statute.

     Under the Second Amendment, the number of directors may be fixed or changed by the Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among each class so as to keep the number of directors in each class as nearly equal as possible. No decrease in the number of directors may shorten the term of any incumbent.

     The Second Amendment also provides that if a vacancy occurs during the term of any director, including any vacancy occurring because of the Board of Directors' creation of an additional director position or positions, the majority of the remaining directors then in office will fill the vacancy, and the director so appointed will hold office until the next election of the class to which he or she was appointed.

     If the Second Amendment is approved, because only one of the three classes of a classified Board of Directors will be elected annually, at least two annual stockholders' meetings, instead of one, will be required to effect a change in control of the Board of Directors through the normal election processes. The Second Amendment and related changes would require a person seeking to acquire control of Z-Tel to wait up to two years to obtain control of the Board of Directors, even though that person has acquired ownership of a majority or controlling minority interest in the company.

     The Second Amendment and related changes, of course, would affect all stockholders, not just those seeking to acquire control of the company, in the following ways: (1) because at least two annual meetings will be required to change majority control of the Board of Directors, the Second Amendment would tend to perpetuate present management and (2) the Second Amendment may tend to discourage accumulations of large blocks of stock by reducing the control effect of such blocks, thus reducing temporary fluctuations in market price that could be caused by such accumulations.

     ADVANTAGES OF PROPOSAL. Classification of the Board of Directors will promote continuity and stability in the company's management and policies since a majority of the company's directors at any given time will have prior experience with the company. The Board of Directors further believes that such continuity and stability will facilitate long-range planning and will have a beneficial effect on employee loyalty and customer confidence. Currently, the entire Board of Directors must stand for election each year. Accordingly, it is possible that all or a majority of the current directors could be replaced at any given Annual Meeting. If this proposal is approved, the Board of Directors will be divided into three classes effective with the 2000 Annual Meeting, only one of which will stand for election at each Annual Meeting thereafter.

     The Second Amendment is also intended to encourage persons seeking to acquire control of Z-Tel to initiate such an acquisition through arm's length negotiations with our Board of Directors. If the Board of Directors is presented with a proposal from a third party that has acquired a substantial block of our Common Stock, the directors will be able to evaluate the proposal and study alternative proposals without the imminent threat of removal. This will help ensure that the best price is obtained in any acquisition transaction that may ultimately be consummated.

     DISADVANTAGES OF PROPOSAL. Adoption of the Second Amendment may have the effect of delaying, deferring or preventing a change of control that some or even a majority of our stockholders believe to be in their best interest, and may make removal of management more difficult even if such removal would be beneficial to stockholders generally.

     The provisions for electing only one out of three classes of the Board of Directors each year, rather than the entire Board of Directors, will be applicable to every annual election of directors, and not just to any election occurring after a change in control of Z-Tel. A classified Board of Directors could delay stockholders who do not like the policies of the Board of Directors from removing a majority of the Board of Directors for up to two years.

     Not all takeovers or changes in control of the Board of Directors that are proposed and effected without prior consultation and negotiation with the incumbent Board of Directors are necessarily detrimental to the company and its stockholders. However, the Board of Directors believes that the benefits of enhanced board continuity and protection of Z-Tel's ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages associated with the Second Amendment.


RELATIONSHIP OF THE SECOND AMENDMENT TO CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     The Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of Common Stock, not all of which have been issued or reserved for issuance. This authorized and available Common Stock could (within the limits imposed by applicable law and the rules of the Nasdaq National Market) be issued by the company and used to discourage a change in control of the company. For example, the company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the bylaws or certain provisions of the Certificate of Incorporation would not receive the required vote.

     The Certificate of Incorporation also authorizes the issuance of up to 50,000,000 shares of Preferred Stock, in one or more series, approximately 40,000,000 shares of which are currently available for future issuance. The Board of Directors is authorized, without any further action by the stockholders, to determine the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and other rights, preferences, privileges and restrictions of any series and the designation thereof. The Board of Directors may, without stockholder approval, issue Preferred Stock with rights and privileges which could, among other things, have the effect of delaying, deferring or preventing a change in control of the company. The company has no present plans to issue any shares of Preferred Stock.

     In addition, the bylaws of the company do not permit stockholders of the company to call a special meeting of stockholders.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the Second Amendment to provide for a classified Board of Directors. The persons named in the enclosed form of proxy intend, unless otherwise directed, to vote such proxy "FOR" the Second Amendment.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMEND-MENT, WHICH IS PROPOSAL NO. 2 ON YOUR PROXY CARD.

       PROPOSAL NO. 3 -- APPROVAL OF THE 2000 EQUITY PARTICIPATION PLAN

BACKGROUND

     In April 2000, the Board of Directors adopted The 2000 Equity Participation Plan of Z-Tel Technologies, Inc. (the "2000 Plan"). The purpose of the 2000 Plan is to enable Z-Tel to continue to effectively attract and retain executive officers, employees, directors, and consultants. The Board of Directors determined that the number of shares available for grant to such persons under The 1998 Equity Participation Plan was insufficient for the future needs of the company, and that the 2000 Plan would offer the company additional flexibility in the use of incentive compensation.


SUMMARY OF THE PLAN

     Under the 2000 Plan, incentive stock options, nonqualified stock options, restricted stock, performance awards, dividend equivalents, stock payments, deferred stock, stock appreciation rights, or any combination thereof (collectively, the "Awards") may be granted to eligible individuals. The 2000 Plan is to be administered by the Compensation Committee of the Board of Directors, except with respect to certain matters as to which only the entire Board of Directors may act. See "Election of Directors" for information regarding the Compensation Committee, its responsibilities and its members.

     The Compensation Committee may grant Awards to any person who is an employee or consultant of Z-Tel or any of its subsidiaries, including any officer, on the date of a grant of such Award. Z-Tel currently has approximately 1,400 employees who would be eligible for Awards under the 2000 Plan. The Board of Directors may grant Awards to non-employee directors, of which there are currently four persons eligible for Awards under the 2000 Plan. Awards are to be made primarily to officers, employees, and non-employee directors of Z-Tel. Any individual who has been granted an Award (a "Participant") is bound by the terms of the 2000 Plan as well as the terms and conditions of the specific agreement issued in connection with the grant of the Award. We will not receive any consideration for the granting of any Awards under the 2000 Plan other than the services rendered to us by the employee or director.

     The aggregate number of shares of Common Stock which may be issued upon exercise of Awards under the 2000 Plan is 2,000,000, plus an annual increase to be added on the first day of the company's fiscal year beginning in 2001 equal to the lesser of (i) 3,000,000 shares, (ii) 6% of the outstanding shares of Common Stock on such date, or (iii) a lesser amount determined by the Board of Directors. Subject to certain limitations, the Board of Directors may amend the 2000 Plan (or suspend or discontinue it) without stockholder approval. However, no amendment may adversely affect any then outstanding Award.

PLAN BENEFITS TABLE

     The following table sets forth information regarding the number and value of Awards to be granted under the 2000 Plan.


                               NEW PLAN BENEFITS



                                                                             NUMBER
NAME AND POSITION                                          DOLLAR VALUE     OF UNITS
-------------------------------------------------------   --------------   ---------
         D. Gregory Smith                                        (1)            (1)
          President, Chief Executive Officer and
          Chairman of the Board
         Russell T. Alba*                                        *              *
          Senior Vice President - Business Development
          and Chief Legal Officer
         James A. Kitchen                                        (1)            (1)
          Senior Vice President - Chief Architect
         J. Bryan Bunting                                        (1)            (1)
          Senior Vice President - Engineering and
          Technical Support
         Charles W. McDonough                                    (1)            (1)
          Senior Vice President - Chief Technology
          Officer
         David J. Malfara, Sr.                                   (1)            (1)
          President, Z-Tel Network Services, Inc.
         Executive Group (2)                                     (1)            (1)
         Non-Executive Director Group                            (1)            (1)
         Non-Executive Officer Employee Group                    (1)            (1)

--------
  * Not eligible for participation. Effective September 1999, Mr. Alba was no longer employed by us.
(1) The nature, timing and amounts of any future awards and the benefits thereof are generally not known and cannot be determined at this time, because such awards are within the discretion of the Compensation Committee or the Board of Directors. However, during the term of the 2000 Plan, option grants to independent directors (non-employee directors) will occur automatically, in the amount of 1,100 options upon the director's initial appointment to the Board of Directors, and 1,100 options each year thereafter during the director's continued service.
(2) Consists of thirteen executive officers, including the five listed above, but does not include Russell T. Alba.


TYPES OF AWARDS UNDER THE 2000 PLAN

     Set forth below is a summary of the principal kinds of Awards that can be granted under the 2000 Plan and the expected usual terms of such Awards. However, the Compensation Committee generally has broad discretion to grant Awards on terms other than as described below, subject only to any limitations under the 2000 Plan or under applicable law.

     STOCK OPTIONS. Generally, options to purchase shares of our Common Stock may become exercisable at any time. However, options granted to independent directors will expire ten years after the date of grant, and incentive stock options will not be exercisable more than ten years after the date of grant (or five years after the date of grant if the recipient of the option owns more than ten percent of the voting power of the stock of the company on the date of grant). Options granted to executive officers and directors may not be exercisable until at least six months after the date of grant. Subject to limitations set forth in the 2000 Plan, the vesting of options is determined at the time of grant in the discretion of the Compensation Committee, except that options which are automatically granted to independent directors will become exercisable in equal annual installments on each of the first, second, third, and fourth anniversaries of the date of grant. If an individual's affiliation with us as an employee, officer, consultant, or director is terminated during the term of an option granted to that individual, the vesting of that option will cease. The Committee may in its own discretion accelerate the period during which an option vests.

     Generally, an individual may not transfer any option granted under the 2000 Plan, although, in some circumstances after the individual's death, the individual's personal representative may exercise the option.

     For federal income tax purposes, a stock option may be classified as either an incentive stock option ("ISO") or a non-qualified stock option ("NSO"), as further described below. The Compensation Committee (or the Board of Directors in the case of grants to independent directors) may determine whether options granted under the 2000 Plan will be ISOs or NSOs. No stock option issued under the 2000 Plan may be treated for tax purposes as an ISO unless the 2000 Plan is approved by the stockholders at the Annual Meeting.

     The exercise price of each option will generally be set by the Committee. The exercise price of any ISO may not be less than the fair market value of our Common Stock on the date of grant, but the option price of certain NSOs may be less than the fair market value of our Common Stock on the date of grant. The exercise price of any option automatically granted to an independent director shall equal the fair market value of our Common Stock on the date of grant. On April 18, 2000, the last sale price of our Common Stock on the Nasdaq National Market System was $24.00 per share.

     STOCK PAYMENTS, RESTRICTED STOCK, AND DEFERRED STOCK. Shares of Common Stock which are not Restricted Stock may be awarded ("Stock Payments"). "Restricted Stock" and "Deferred Stock" are shares of Common Stock awarded subject to the fulfillment of certain performance or other conditions. When the conditions are fulfilled, the shares are delivered free and clear of all restrictions.

     PERFORMANCE AWARDS. A Performance Award entitles the recipient, upon achievement of a time or price/time goal or a performance goal established by the Committee (or the Board of Directors in the case of an award to an independent director), to receive cash and/or shares of Common Stock based on the market value, book value, net profits, or other measure of the value of our Common Stock on a specified date or over a period of time. Performance Awards may also be valued by reference to the performance of a Z-Tel subsidiary or division, or to the performance of particular individuals.

     STOCK APPRECIATION RIGHTS. A Stock Appreciation Right ("SAR") award entitles the recipient, upon exercise, to receive either cash and/or shares of Common Stock based on the amount by which the market price of the Common Stock at the time of exercise exceeds the market price of the Common Stock when the SAR was awarded.

     DIVIDEND EQUIVALENTS. With respect to any Option, SAR, Deferred Stock, or Performance Award, participants may also be granted dividend equivalents based on any dividends declared on our Common Stock.


FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTION GRANTS

     Participants in the 2000 Plan generally have tax consequences associated with stock option grants. As indicated above, for federal income tax purposes, a stock option may be classified as either an ISO or NSO. Generally, no taxable income is recognized by the optionee at the time either an ISO or NSO is granted. On the date of exercise, (i) the holder of an NSO recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, but (ii) the holder of an ISO does not recognize income and the company does not receive a tax deduction, although the difference between the exercise price and the market price of the Common Stock may be subject to the alternative minimum tax. Upon disposition of the shares acquired, an optionee generally recognizes appreciation or depreciation on the shares as either short-term or long-term capital gain or loss depending on how long the shares have been held. There are holding period, exercise price and other requirements applicable to ISOs that do not apply to NSOs. ISOs cannot be granted under a stock option plan unless the plan is approved by our stockholders.

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1,000,000 paid to certain executive officers. The 2000 Plan has been designed such that, if the 2000 Plan is approved by the Company's stockholders, the plan should meet the requirements of Section 162(m), so that the compensation expense associated with Awards would be deductible for grants to executive officers.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 PLAN --
ITEM 3 ON YOUR PROXY CARD. If the stockholders do not approve the 2000 Plan, the Compensation Committee and the Board of Directors will reconsider the adoption of the plan.

                         COMPENSATION COMMITTEE REPORT

TO: THE BOARD OF DIRECTORS

OVERVIEW AND PHILOSOPHY; ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") was originally formed in late 1998 and is currently composed of two members, Mr. Ortale and Mr. Williamson, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and an "outside director" under Section 162(m) of the Internal Revenue Code. The principal responsibilities of the Compensation Committee to date have been to serve as the committee responsible for administering the 1998 Equity Participation Plan, a function which in practice has been assumed by the full Board of Directors. It is expected that in the future the Compensation Committee will play a more active role in Z-Tel's compensation and benefits philosophy, and, in addition, will approve and monitor our executive compensation and benefits programs, executive employment agreements, and The 2000 Equity Participation Plan.

     The primary objectives of the Compensation Committee are to assure that our executive compensation and benefits program:

     o   is competitive with other growing companies in our industry,

     o   safeguards the interests of the company and its stockholders,

     o is effective in driving performance to achieve financial goals and create stockholder value,

     o   fosters teamwork on the part of management,

     o is cost-effective and fair to employees, management, and stockholders, and

     o   is well communicated and understood by program participants.

     Z-Tel's executive compensation policies are designed to attract, motivate, and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of our planned financial goals. To that end, we compensate our executive officers through two principal types of compensation: annual base salary and equity-based incentive compensation, which to date has consisted primarily of stock options. Our philosophy with respect to executive officer compensation is to establish relatively low base salaries and to place substantial emphasis on equity-based incentive compensation, which is viewed by the company as very effective at correlating executive officer compensation with corporate performance and increases in stockholder value.


1998 EQUITY PARTICIPATION PLAN

     Equity-based incentive compensation to date has been awarded by the company under The 1998 Equity Participation Plan of Z-Tel Technologies, Inc. (the "1998 Plan"), the principal purpose of which was to attract, retain and motivate selected officers, employees, consultants and directors through the granting of stock-based compensation awards. The 1998 Plan provides for non-qualified and incentive stock options. A total of 8,250,000 shares of common stock are reserved for issuance under the 1998 Plan. Awards under the 1998 Plan were generally made at no less than fair market value. The maximum number of shares which may be subject to awards granted under the 1998 Plan to any individual in any calendar year cannot exceed 550,000. If the 2000 Plan is approved by the stockholders at the 2000 Annual Meeting of Stockholders, it is intended to serve the same purpose in our company's compensation structure as the 1998 Plan.

     The Compensation Committee is authorized to administer grants under the 1998 Plan to employees and consultants, while the full Board administers the 1998 Plan with respect to options granted to independent directors. To date, in practice, the full Board has administered both aspects of the 1998 Plan.

     The 1998 Plan provides that the Compensation Committee has the authority to select the employees and consultants to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of the awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1998 Plan with respect to employees or consultants.

     The 1998 Plan also provides that at certain times our independent directors will automatically be granted options to purchase shares of our common stock. All options granted to our independent directors will have an exercise price per share equal to the fair market value per share of our common stock as of the date of grant. Each individual who was an independent director at the time of the initial public offering of our common stock was granted an option to purchase 1,100 shares of our common stock at the time of the initial public offering and will be granted an option to purchase an additional 1,100 shares of our common stock at each annual meeting of our stockholders at which he or she is reelected to our Board of Directors. Independent directors who are initially elected to our Board of Directors in the future will be granted an option to purchase 1,100 shares of our common stock on the date of such initial election and will be granted an option to purchase an additional 1,100 shares of our common stock at each annual meeting of our stockholders after the initial public offering at which he or she is reelected to our Board of Directors. The 2000 Plan contains a similar provision (which is intended to supercede and replace the one contained in the 1998 Plan), and also permits discretionary grants of options to independent directors.

     The Compensation Committee (and the Board) is authorized to adopt, amend and rescind rules relating to the administration of the 1998 Plan, and to amend, suspend and terminate the 1998 Plan. We have attempted to structure the 1998 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Internal Revenue Code.


1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Board of Directors during 1999 for Mr. Smith, our President, Chairman of the Board and Chief Executive Officer. Mr. Smith received a base salary of $162,000 during 1999, and was granted a total of 1,100 options to purchase Common Stock at an exercise price of $3.64 per share. Those options expire in August of 2004. Mr. Smith has an employment agreement with the company, the initial term of which expires in July 2001. The agreement provides for (i) automatic renewal for subsequent one year terms (subject to nonrenewal by either party 90 days prior to the end of the term), (ii) a bonus or other incentive compensation in an amount to be determined by the Compensation Committee, (iii) the payment of his base salary and benefits for the term of the agreement in the event of termination without cause, and (iv) in the event of a change in control of Z-Tel, the payment of 2.9 times his base salary and any incentive or bonus paid in the prior year if certain specified events occur within three years of the occurrence of a change of control. Under the agreement, Mr. Smith has also agreed to certain noncompetition and nonsolicitation covenants.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for compensation to an executive officer when the included compensation exceeds $1 million per year. No executive officer of the company exceeded this threshold in 1999 and the Compensation Committee does not anticipate that any executive officer of the company will exceed this threshold during 2000. The Compensation Committee intends to periodically review the potential consequences of Section 162(m) and, depending upon the risk of applicability of this provision to us, may elect to structure the performance-based portion of its executive officer compensation in a manner so as to comply with certain exemptions provided for in Section 162(m).

     This report has been provided by the Compensation Committee.

                                             COMPENSATION COMMITTEE:


                                               Buford H. Ortale
                                               Douglas C. Williamson

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Z-Tel's Common Stock with the cumulative total return of the companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Cumulative total return shown in the Performance Graph is measured assuming an initial investment of $100 on December 14, 1999, the date of Z-Tel's initial public offering, and assuming the reinvestment of dividends.


COMPARISON OF CUMULATIVE TOTAL RETURN

[COMPARISON GRAPH APPEARS HERE]

                                                         NASDAQ
                  Z-TEL       NASDAQ COMPOSITE     TELECOMMUNICATIONS
    DATE          INDEX             INDEX                INDEX
  12/14/99        100.00           100.00               100.00
  12/16/99        208.09           104.62               100.81
  12/20/99        249.26           106.32               102.11
  12/22/99        209.56           110.41               105.26
  12/27/99        212.50           111.82               107.07
  12/29/99        244.12           113.87               107.87
  12/31/99        237.50           114.36               109.19

                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

NON-DIRECTOR EXECUTIVE OFFICERS

     The following sets forth certain information regarding our non-director executive officers as of April 20, 2000.



NAME                                AGE                              POSITION
--------------------------------   -----   -----------------------------------------------------------
David J. Malfara, Sr. ..........    45     President, Z-Tel Network Services, Inc.
James F. Corman ................    47     President, Touch 1 Communications, Inc.
John M. Hutchens ...............    52     Senior Vice President -- Chief Financial Officer
Charles W. McDonough ...........    48     Senior Vice President -- Chief Technology Officer
J. Bryan Bunting ...............    53     Senior Vice President -- Engineering and Technical Support
James A. Kitchen ...............    40     Senior Vice President -- Chief Architect
N. Dumas Garrett ...............    39     Senior Vice President -- Business Development
Mark H. Johnson ................    43     Secretary and Treasurer
Jeffrey H. Kupor ...............    31     General Counsel
Andrew L. Graham ...............    42     Chief Legal Officer
Robert A. Curtis ...............    32     Senior Vice President -- Strategic Planning
Doug W. Jackson ................    34     Vice President -- Marketing

     David J. Malfara, Sr. has served as president of Z-Tel Network Services, Inc. since February 1999. Mr. Malfara has over twenty-four years of telecommunications experience. He founded and sold Pace Long Distance Service and Pace Network Services. He has previously served as vice president of engineering at National Computer Corporation, as technical advisor/telecommunications at Honeywell Information Systems and as senior engineer at GTE Telenet.

     James F. Corman has served as President of Touch 1 Communications, Inc., a wholly-owned subsidiary of Z-Tel doing business as Z-Tel Consumer Services, from 1989 through the present. Z-Tel acquired Touch 1 Communications, Inc. on April 10, 2000. From 1987 through 1989, he was Senior Vice President of Telecom USA, after holding several positions within Southland Communications and its subsidiaries from 1969 to 1987, including service as President from 1981 through 1987. Mr. Corman received a B.S. in Finance from Auburn University and an M.B.A. from the University of Texas.

     John M. Hutchens has served as senior vice president -- chief financial officer since September 1999. From 1982 through 1999 he was an employee and then a partner at Arthur Andersen LLP. Mr. Hutchens received a B.S. in Accountancy from the University of Illinois, and a Masters of Health Administration from the Ohio State University. Mr. Hutchens is a Certified Public Accountant licensed in Florida.

     Charles W. McDonough has served as senior vice president -- chief technology officer since August 1998. From 1975 through 1998, he was an employee and then a partner at Andersen Consulting LLP. Mr. McDonough received a B.A. in Industrial Engineering and a M.S. in Industrial Administration from Carnegie Mellon University.

     J. Bryan Bunting has served as senior vice president-engineering and technical services since January 1999. Mr. Bunting served as senior vice president -- Z-Tel Business Networks from August l998 to January 1999. From 1968 through 1998, he was an officer of NationsBank, serving most recently as senior vice president of direct banking. Mr. Bunting attended Old Dominion University.

     James A. Kitchen, a founder of Z-Tel, has served as senior vice president -- chief architect of Z-Tel since January 1999. He served as vice president, engineering from January 1998 to December 1998 and was a chief architect and developer of Premiere Communications, Inc. from 1992 to 1997. Mr. Kitchen received his B.S. in Engineering from Georgia Institute of Technology.

     N. Dumas Garrett has served as senior vice president -- business development of Z-Tel since December 1999. From 1987 through 1999, he was an officer of Stephens, Inc., serving most recently as managing director and senior vice president and head of the technology and telecomunications group. Mr. Garrett has a B.S. in Industrial Engineering from the University of Arkansas and an M.B.A. from the University of Virginia.

     Mark H. Johnson has served as secretary and treasurer of Z-Tel since August 1999. From May 1998 until his arrival at Z-Tel, Mr. Johnson was an employee of Olympus Management, a venture firm. From November 1991 until May 1998, Mr. Johnson was a credit policy executive of First Union National Bank. Mr. Johnson holds a B.A. from the University of Virginia.

     Jeffrey H. Kupor has served as General Counsel of Z-Tel since November 1999. From September 1993 until January 1998, Mr. Kupor was an attorney with the Houston office of Fulbright & Jaworski LLP, specializing in complex commercial and securities litigation. From January 1998 until November 1999 Mr. Kupor was a Staff Attorney and later Counsel at AIM Management Group, Inc., an investment adviser to a group of registered investment companies, where his responsibilities included securities registration, corporate and fund litigation, and labor and employment-related legal issues. Mr. Kupor has a B.S. in Economics from the University of Pennsylvania and a J.D. from the Boalt Hall School of Law at the University of California at Berkeley.

     Andrew L. Graham has served as chief legal officer of Z-Tel since September 1999. He has practiced corporate and tax law in Tampa, Florida since 1988, most recently with the firm of Cass & Graham. He earned his Bachelor's in accounting from Florida State University and his law degree, with honors, from the University of Florida College of law in 1987 and went on to earn a Master of Laws in Taxation there in 1988.

     Robert A. Curtis has served as senior vice president -- strategic planning since July 1999. From May 1998 to June 1999, Mr. Curtis was vice president -- business development and legal affairs at Z-Tel. From September 1995 to April 1998, Mr. Curtis was an attorney at the Houston office of Fulbright & Jaworski LLP, where he specialized in antitrust and complex federal litigation. Mr. Curtis graduated from the Duke University School of Law in 1995. Mr. Curtis received his B.A. in Philosophy from Trinity University and his Doctor of Philosophy (D. Phil) from the University of Oxford (England).

     Doug W. Jackson has served as vice president -- marketing of Z-Tel since June 1999. From 1996 through 1999 he held the position of senior brand manager for the Coca-Cola Company and prior to that from 1992 to 1996 he was an associate product manager for Kraft General Foods Corp. Mr. Jackson received his B.A. from University of Virginia and his M.B.A. from University of Michigan.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     All Section 16(a) filing requirements have been complied with since our initial public offering on December 15, 1999, except that for each of the following directors and officers, one form was not timely filed relating to the indicated number of transactions: Messrs. Bowden, Ortale, Grafstein, and Williamson, one transaction; Mr. Garrett, two transactions and his initial report upon becoming a Section 16(a) reporting person. In addition, the initial beneficial ownership report of Mr. Curtis did not accurately reflect the character of certain of his holdings.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides summary information concerning compensation paid or accrued by us to, or on behalf of, our "Named Executive Officers," which are (1) our Chief Executive Officer, (2) our four most highly compensated executive officers serving as executive officers at December 31, 1999 and (3) one additional individual who was an executive officer during 1999 but was not serving in that capacity on December 31, 1999. The aggregate amount of perquisites and other personal benefits, securities or property received by each of the Named Executive Officers was less than either $50,000 or 10% of the total annual salary and bonus reported for that Named Executive Officer:



                                                                                  LONG TERM COMPENSATION
                                                         ANNUAL COMPENSATION              AWARDS
                                                         -------------------   -----------------------------
                                                                                  SHARES         ALL OTHER
                                                           SALARY     BONUS     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                                 ($)        ($)        OPTIONS           ($)
------------------------------------------------------   ---------   -------   ------------   --------------
 D. Gregory Smith                                        162,000        --          1,100            --
   President, Chief Executive Officer and Chairman
 Russell T. Alba (1)                                     131,625        --             --        40,500
   Senior Vice President -- Business Development and
    Chief Legal Officer
 James A. Kitchen                                        162,000        --         27,500            --
   Senior Vice President -- Chief Architect
 J. Bryan Bunting                                        162,000        --         27,500            --
   Senior Vice President -- Engineering and Technical
    Services
 Charles W. McDonough                                    162,000        --         27,500            --
   Senior Vice President -- Chief Technology Officer
 David J. Malfara, Sr.                                   137,500        --        357,500          12,000 (2)
   President -- Z-Tel Network Services, Inc.

--------
(1) Effective September 1999, Mr. Alba was no longer employed by us. "All Other Compensation" for Mr. Alba reflects amounts paid to him pursuant to a severance agreement.
(2) Represents compensation for consulting services provided by Malfara Associates, an assumed name of Mr. Malfara.


OPTION GRANTS DURING LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 1999, subject to the following:

     Under our 1998 Equity Participation Plan, stock options are generally granted as of the employee's start date. The options generally vest over a three year period commencing on the start date and expire ten years thereafter (unless the employee at the time of grant owned more than 10% of the total combined voting power of all classes of stock, in which case they expire over five years).

     The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. We cannot be certain that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of the common stock as determined by the Board of Directors on the date of grant of the options appreciates at the indicated rate of the entire term of the option and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

                               INDIVIDUAL GRANTS



                                      NUMBER OF                                                      POTENTIAL REALIZABLE
                                        SHARES          % OF TOTAL      WEIGHTED                       VALUE AT ASSUMED
                                      OF COMMON           OPTIONS        AVERAGE                     ANNUAL RATES OF STOCK
                                        STOCK           GRANTED TO      EXERCISE                             PRICE
                                      UNDERLYING       EMPLOYEES IN       PRICE      EXPIRATION     APPRECIATION FOR OPTION
NAME                               OPTIONS GRANTED         1999          ($/SH)         DATE                 TERM
-------------------------------   -----------------   --------------   ----------   ------------   -------------------------
                                                                                                    (5%) ($)       10% ($)
                                                                                                   ----------   ------------
D. Gregory Smith ..............          1,100               <1%           3.64       08/01/04        1,106          2,444
*Russell T. Alba ..............             --               --             --              --           --             --
James A. Kitchen ..............         27,500               <1%           5.45       10/09/09       94,256        238,862
J. Bryan Bunting ..............         27,500               <1%           5.45       10/09/09       94,256        238,862
Charles W. McDonough ..........         27,500               <1%           5.45       10/09/09       94,256        238,862
David J. Malfara, Sr. .........         40,700               <1%           3.64       01/26/09       93,169        236,110
                                       103,400                3%           3.64       02/01/09      236,701        599,846
                                       185,900                5%           3.64       07/26/09      425,558      1,078,447
                                        27,500               <1%           5.45       10/09/09       94,256        238,862

--------
     * Effective September 1999, Mr. Alba was no longer employed by us.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE


     The following table shows information concerning stock option exercises during 1999 and stock option values as of the year ending December 31, 1999 by each of the Named Executive Officers. The value of unexercised in-the-money options is determined by subtracting the exercise price from the fair market value of the common stock based on $40.375, the closing price of Z-Tel common stock as of December 31, 1999, multiplied by the number of shares underlying the options.



                                    SHARES
                                   ACQUIRED
                                      ON           VALUE           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                   EXERCISE      REALIZED         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
NAME                                  (#)           ($)       OPTIONS AT FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)
-------------------------------   ----------   ------------   -------------------------------   ------------------------------
                                                               EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                              -------------   ---------------   -------------   --------------
D. Gregory Smith ..............         --             --        336,111          214,989        12,347,042      $ 7,897,617
*Russell T. Alba ..............         --             --        129,800               --         4,768,203                0
James A. Kitchen ..............         --             --        351,389          226,111        12,908,271        8,256,416
J. Bryan Bunting ..............     10,000        133,600        119,861          172,639         4,403,098        6,292,115
Charles W. McDonough ..........    197,490      3,008,951              0          270,010                 0       10,323,557
David J. Malfara, Sr. .........         --             --              0          357,500                 0       13,082,988

--------
     * Effective September 1999, Mr. Alba was no longer employed by us.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consisted of Messrs. Ortale and Williamson during the year ended December 31, 1999, both of whom are non-employee directors. The Compensation Committee is responsible for all decisions concerning executive officer compensation, including decisions regarding grants of incentive stock options.


DIRECTOR COMPENSATION

     Directors do not currently receive any cash compensation for services rendered to us in their capacities as directors. Pursuant to the terms of the 1998 Plan (and its intended successor, the 2000 Plan), each outside director who served as such as of the date of Z-Tel's initial public offering received options to purchase 1,100 shares of Z-Tel's common stock, and will receive options to purchase an additional 1,100 shares of Z-Tel's common stock on the date of each annual meeting of shareholders following such initial public offering.

EMPLOYMENT AGREEMENTS

     We have entered into the following employment agreements:



                                                                    ANNUAL
OFFICER                                       TERM                  SALARY               POSITION
-------------------------------   ----------------------------   -----------   ---------------------------
 D. Gregory Smith .............     July 1998 -  July 2001        $162,000     President, Chief Executive
                                                                               Officer and Chairman
 Charles W. McDonough .........   August 1998 -  August 2001      $162,000     Senior Vice President --
                                                                               Chief Technology Officer
 J. Bryan Bunting .............   August 1998 -  August 2001      $162,000     Senior Vice President --
                                                                               Engineering and Technical
                                                                               Services
 James A. Kitchen .............     July 1998 -  July 2001        $162,000     Senior Vice President --
                                                                               Chief Architect

     The employment agreements with Messrs. Smith, McDonough, Bunting and Kitchen also provide for:

     o automatic renewal for subsequent one year terms unless either party elects not to renew prior to 90 days from the end of the then current term of the agreement;

     o a bonus or other incentive compensation in an amount to be determined by our compensation committee;

     o the payment of his base salary and any other benefits to which he would have been entitled for the term of the agreement if he is terminated without cause (as defined in the agreements);

     o generally, if a change of control occurs, the payment of two and nine-tenths (2.9) times his base salary and any incentive or bonus paid in the prior year if, within three years of the occurrence of a change of control, specified events occur;

     o   his obligation to keep our nonpublic information confidential; and

     o his obligation not to compete with us in the United States and not to solicit our employees.


SEVERANCE AGREEMENT

     We and Mr. Russell T. Alba are parties to an agreement, dated September 3, 1999, where we, among other things, agreed to pay a total severance amount of $324,000, which amount is payable monthly for a period of two years, provide health benefits and provide for the extension of the exercise period of stock options for Mr. Alba. Mr. Alba and we also provided each other with a mutual release of any prior legal claims.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASES OF COMMON STOCK

     On January 15, 1998, Robert Curtis purchased 110,000 shares of our common stock for a purchase price of $125,000. Mr. Curtis' note to us in the principal amount of $93,750, bears interest at a rate of 8% per annum, matures on December 31, 2001 and is secured by a pledge of his common stock. The largest amount of indebtedness under the note during 1999 was $93,750, and the outstanding balance as of April 13, 2000 was $0.

     In agreements dated September 1, 1998, each of D. Gregory Smith, James A. Kitchen, Charles W. McDonough and J. Bryan Bunting, together referred to as the officer investors, purchased, in the aggregate, 9,570,000 shares of our common stock for an aggregate purchase price of $10.88 million. In connection with the purchase of these shares, we loaned: (1) $750,000 to Mr. Smith for the purchase price of 660,000 of his shares, (2) $750,000 to Mr. Kitchen for the purchase price of 660,000 of his shares; (3) $468,750 to Mr. McDonough for the purchase price of 550,000 of his shares and (4) $187,500 to Mr. Bunting for the purchase price of 220,000 of his shares. These loans, which bear interest at an 8% annual rate and mature on December 31, 2001, are secured by a pledge to us of the common stock. The largest amount of indebtedness under the notes during 1999 was $750,000; $750,000; $468,750; and $187,500, respectively and the outstanding note balances as of April 13, 2000 were $0; $500,000; $468,750 and $187,500, respectively.

     These agreements permit Messrs. Smith and Kitchen, first, and us, second, to purchase from the officer investors a portion of their shares in the event of a termination (as defined in the agreements) of the officer's employment with us. This purchase option must be exercised within 30 days after the termination of the respective officer's employment with us. In addition, the purchase option lapses automatically if we are involved in a corporate transaction (as defined in the agreements).

     After March 1, 2000, the officer investors have a right, subject to quantity limitations we determine, or determined by underwriters, if applicable, to request that we register their common stock that is no longer subject to the purchase option.

     On September 1, 1999, Mr. Smith purchased an additional 85,800 shares of our common stock for $97,500 as a result of his exercise of his purchase option to buy shares from an individual who left the company. Mr. Smith paid for this purchase with a note under which the largest amount of indebtedness during 1999 was $97,500. The principal balance of the note on April 13, 2000 was $0, and was on substantially the same terms as Mr. Smith's other note to the company.


PURCHASE OF SERIES B PREFERRED STOCK

     On September 22, 1999, we sold an additional 2,964,500 shares of Series B Preferred Stock for an aggregate consideration of approximately $10 million. Included in that offering were 148,519 shares purchased for $3.37 per share by Fulmead Ventures Limited, which is beneficially owned by a trust of which Eduard J. Mayer is a beneficiary, and 148,267 shares purchased for $3.37 per share by Buford H. Ortale.


PURCHASE OF SERIES C PREFERRED STOCK

     On October 8, 1999, Gramercy Z-Tel L.P. purchased 3,074,280 shares of Series C Preferred Stock for a purchase price of $15 million.


STOCK PURCHASE AGREEMENT AND STOCKHOLDERS' AGREEMENT

     REGISTRATION RIGHTS. The terms of the Series A Preferred Stock and Series C Preferred Stock provide that the holders of common stock issued upon conversion of, or as a dividend on, Series A Preferred Stock or Series C Preferred Stock, as the case may be, may require us to register that common stock under the Securities Act beginning no earlier than 180 days after the effective date of a registration statement for an initial public offering of our common stock. Holders of common stock issued upon conversion of, or as a dividend on, Series A Preferred Stock and Series C Preferred Stock also have the right to cause us to register that common stock on Form S-3 when it becomes available to us if they propose to register securities having a value of at least $10 million. We will bear all registration expenses incurred in connection with the first three of these demands for registration. In addition, if we propose to register securities under the Securities Act, other than registrations on Form S-4 or Form S-8, then, the holders of common stock issued upon conversion of, or as a dividend on, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock have a right, subject to quantity limitations determined by underwriters if the offering involves an underwriting, to request that we register such holders' common stock. If holders of common stock issued upon conversion of, or as a dividend on, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock participate in that registration, holders of common stock issued upon conversion of, or as a dividend on, Series A Preferred Stock and Series C Preferred Stock will have priority over all other holders of common stock (other than Z-Tel).


TRANSACTIONS WITH OLYMPUS MANAGEMENT GROUP, INC.

     Since January 1, 2000, Z-Tel Communications, Inc., one of our wholly owned subsidiaries, has sub-sub leased, on a month-to-month basis, two pieces of real property from Olympus Management Group, Inc., an entity of which Mr. Smith is a 100% shareholder. The rental obligation under these sub-sub leases is $6,800 per month. The sub-sub leases are terminable by either party at any time.

                              SECURITY OWNERSHIP

     The following table sets forth, as of April 11, 2000 (unless otherwise stated), the number of shares of our common stock beneficially owned by:

     o each person who we know to be a beneficial owner of 5% or more of our outstanding common stock;

     o each of our directors;

     o each of our Named Executive Officers; and

     o all executive officers and directors as a group.



                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL     PERCENT OF CLASS
BENEFICIAL OWNER                                                 OWNERSHIP           (1)
------------------------------------------------------------   ------------   -----------------
D. Gregory Smith (2)(3) ....................................    7,758,300            23.98
Carol Jane Smith (2)(3) ....................................    7,758,300            23.98
G/CJ Investments, L.P. (3) .................................    5,500,000            17.22
Russell T. Alba (2)(4) .....................................      425,425             1.33
David J. Malfara, Sr. (2)(5) ...............................       64,044               *
James A. Kitchen (2)(6) ....................................    1,818,556             5.62
Charles W. McDonough (2)(7) ................................      815,833             2.56
J. Bryan Bunting (2)(8) ....................................      388,056             1.21
Eduard J. Mayer (2)(9) .....................................            0               *
Buford H. Ortale (2)(10) ...................................    1,829,061             5.73
Douglas C. Williamson (2)(11) ..............................            0               *
Jeffrey Bowden (2)(12) .....................................      348,333             1.08
Laurence S. Grafstein (13) .................................            0               *
Fulmead Ventures Limited (14) ..............................    2,348,520             7.35
BA Capital Company, L.P. (15) ..............................    1,780,325             5.57
Gramercy Z-Tel, L.P. (16) ..................................    3,074,280             9.63
All directors and officers as a group (19 persons) .........   14,424,683            43.04


--------
  * Less than 1%.
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the aggregate number of shares beneficially owned by the individual stockholders and groups of stockholders described above and the percentage ownership of such individuals and groups, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of the other stockholders or groups of stockholders.
 (2) The address for each of Messrs. Smith, Alba, Malfara, Kitchen, McDonough, Bunting, Mayer, Ortale, Williamson and Bowden and Mrs. Smith is c/o Z-Tel Technologies, Inc., 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.
 (3) D. Gregory Smith and Carol Jane Smith are husband and wife. The number of shares shown for D. Gregory Smith and for Carol Jane Smith each includes all of the shares held by G/CJ Investments, L.P., a Delaware limited partnership. G/CJ Investments, Inc., a Delaware corporation established and controlled by Mr. and Mrs. Smith, is the sole general partner of G/CJ Investments, L.P. The share amount also includes 412,500 shares for Mr. Smith and Mrs. Smith which are deemed to be beneficially owned by them by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. The address of G/CJ Investments, L.P. is 300 Delaware Avenue, Suite 900, Wilmington, DE 19801.
 (4) Includes 129,800 shares deemed to be beneficially owned by Mr. Alba by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days. Effective September 1999, Mr. Alba was no longer employed by us.

 (5) Includes 64,044 shares deemed to be beneficially owned by Mr. Malfara by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.
 (6) Includes 443,056 shares deemed to be beneficially owned by Mr. Kitchen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.
 (7) Includes 68,343 shares deemed to be beneficially owned by Mr. McDonough by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.
 (8) Includes 158,056 shares deemed to be beneficially owned by Mr. Bunting by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.
 (9) Does not include 2,348,520 shares owned directly by Fulmead Ventures Limited, which is beneficially owned by The Mayer Trust. Mr. Mayer is a principal beneficiary of The Mayer Trust. Mr. Mayer disclaims beneficial ownership of these shares as he does not have voting or dispositive power with respect to these shares.
(10) Includes 158,036 shares held by a general partnership with which Mr. Ortale is affiliated and 68,622 shares held by a trust of which Mr. Ortale is a trustee.
(11) Excludes 1,780,325 shares owned by BA Capital Company, L.P., of which Mr. Williamson is a senior officer. Mr. Williamson disclaims beneficial ownership of the shares owned by BA Capital Company, L.P.
(12) Includes 238,333 shares deemed to be beneficially owned by Mr. Bowden by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.
(13) Excludes 3,074,280 shares owned by Gramercy Z-Tel L.P., of which Mr. Grafstein is a senior officer. Mr. Grafstein disclaims beneficial ownership of the shares owned by Gramercy Z-Tel L.P.
(14) This information is derived from a Schedule 13G dated February 4, 2000 filed jointly by The Mayer Trust, Eduard J. Mayer, Mutual Risk Management Ltd., Mutual Risk Management (Holdings) Limited, Hemisphere Trust (Jersey) Limited, Hemisphere Trustees Limited, Hemisphere Nominees Limited, Hemisphere Investments Limited, and Fulmead Ventures Limited. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown. Eduard J. Mayer disclaims beneficial ownership of the shares shown. The address of Fulmead Ventures Limited is Akara Bldg., 24 Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.
(15) This information is derived from a Schedule 13G dated February 14, 2000 filed jointly by BA Capital Company, L.P., BA SBIC Management, LLC, BA Equity Management, L.P., BA Equity Management GP, LLC, Walter W. Walker, Jr., and Bank of America Corporation. Each of these parties is shown to have sole voting and dispositive power with respect to all of the shares shown. The address of BA Capital Company, L.P., is 901 Main Street, 22nd Floor, Dallas, TX 75202-3714.
(16) This information is derived from a Schedule 13G filed February 14, 2000 and dated February 2000 filed jointly by Gramercy Z-Tel L.P., Gramercy Z-Tel LLC and Communicapital Partners (Cayman), L.P. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown. The address of Gramercy Z-Tel L.P. is 712 Fifth Avenue, New York, NY 10019.


                                OTHER BUSINESS

     It is not expected that any other matters are likely to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP has been our independent certified public accountants since 1998. PricewaterhouseCoopers LLP has been recommended by the Audit Committee and approved by the Board of Directors as our independent certified public accountants for the year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2001 ANNUAL MEETING

     Stockholder proposals intended to be considered for inclusion in next year's Proxy Statement and form of proxy for presentation at the 2001 Annual Meeting of Stockholders must be submitted in writing and received by us on or before December 26, 2000. Address proposals to Z-Tel Technologies, Inc.,
Attention: Secretary, 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602. In addition, our bylaws provide that stockholder proposals intended to be presented at an Annual Meeting of Stockholders must be received by us not less than 60 nor more than 90 days before the date of the meeting (unless less than 70 days notice or disclosure of the date of the meeting is given to stockholders, in which case the proposal must be received by us no later than the close of business on the tenth day following the date on which notice was given or public disclosure was made). The specific requirements for submitting such proposals are set forth in our bylaws.

                                            By Order of the Board of Directors,


                                            /s/JOHN M. HUTCHENS
                                            ----------------------
                                            JOHN M. HUTCHENS,
                                            CHIEF FINANCIAL OFFICER


Dated: May 4, 2000

                                                                     APPENDIX A
                                                                   FORM OF PROXY


                           Z-TEL TECHNOLOGIES, INC.


          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2000

     The undersigned, a stockholder of Z-Tel Technologies, Inc. ("Z-Tel"), hereby appoints D. Gregory Smith, John M. Hutchens, Mark H. Johnson, and Jeffrey H. Kupor, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Z-Tel to be held at the Wyndham Harbour Island Hotel, Tampa, Florida at 1:00 P.M., local time, on May 30, 2000, and any adjournments or postponements thereof (the "Annual Meeting"), and to vote at the Annual Meeting all the shares of Common Stock of Z-Tel that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's Proxy Statement dated May
4, 2000 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side:


     The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the nominees for director listed on the reverse side, FOR the proposal to approve the Second Amendment to Z-Tel's Amended and Restated Certificate of Incorporation, FOR the proposal to approve the 2000 Equity Participation Plan, and in the discretion of the proxies for other matters which may properly come before the Annual Meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

     The Board of Directors recommends voting FOR the following proposals:


  1. ELECTION OF DIRECTORS

     Nominees: D. Gregory Smith, Eduard J. Mayer,
     Jeffrey A. Bowden, Buford H. Ortale, Laurence S. Grafstein

                                     WITHHOLD
     FOR THE NOMINEES                AUTHORITY
 LISTED AT RIGHT (EXCEPT AS     TO VOTE FOR ALL THE
   MARKED TO THE CONTRARY)    NOMINEES LISTED AT RIGHT

           [ ]                          [ ]

   (INSTRUCTION: To withhold authority to vote for any individual nominee(s), print the name of such nominee(s) below.)
                         -------------------------------

  2. PROPOSAL TO APPROVE THE SECOND AMENDMENT TO Z-TEL'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                         FOR    AGAINST    ABSTAIN
                         [ ]      [ ]        [ ]

  3. PROPOSAL TO APPROVE THE 2000 EQUITY PARTICIPATION PLAN

                         FOR    AGAINST    ABSTAIN
                         [ ]      [ ]        [ ]

  4. OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

     The undersigned acknowledges receipt of (1) the Company's 2000 Annual Report to Stockholders and (2) the Company's Notice of Annual Meeting and Proxy Statement dated May 4, 2000 relating to the Annual Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

  PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE
                              ENCLOSED ENVELOPE.



  Signature___________  Signature, if held jointly_______________ Date____, 2000




  NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

--------------------------------------------------------------------------------